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                                  EXHIBIT 10.23

                                    GUARANTY


                                    RECITALS

         Reference is made to that certain Credit Agreement dated as of December 13, 1994 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") among Stuart Entertainment, Inc., a Delaware corporation and Bingo Press & Specialty Limited (formerly known as 1089350 Ontario Inc.), an Ontario Corporation (collectively, "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto ("Lenders"), Bank of America National Trust and Savings Association, a national banking association, as U.S. Agent ("U.S. Agent") and Bank of America Canada, as Canadian Agent ("Canadian Agent"). As one of the conditions to providing certain additional financial accommodations to Borrowers under the Credit Agreement, Agents and Lenders have required that each of the undersigned, MLGAL Partners, Limited Partnership, a Connecticut limited partnership ("Morgan") and Leonard A. Stuart, an individual ("Stuart") jointly and severally guaranty certain of the obligations of each Borrower to Agent and Lenders as set forth herein. U.S. Agent and Canadian Agent are collectively referred to herein as "Agents" and each individually as an "Agent," and Morgan and Smart are collectively referred to herein as "Guarantors" and each individually as a "Guarantor." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                                    GUARANTY

         Therefore, for value received, and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to either Borrower by Agents and/or Lenders, each Guarantor hereby jointly and severally unconditionally guarantees the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all indebtedness, liabilities and obligations of every kind and nature of each Borrower to Agents and/or Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing or due or to become due, and howsoever owned, held or acquired by Agents and/or Lenders, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, arising under or relating to the Credit Agreement, including without limitation any interest accruing after the commencement of Insolvency Proceedings with respect to either Borrower, regardless of whether such interest is allowed as a claim by the court having jurisdiction over such proceedings (all such indebtedness, liabilities and obligations being hereinafter referred to as "Borrowers' Obligations"). Each Guarantor further agrees to pay all costs and expenses including without limitation, all court costs and reasonable Attorney Costs paid or incurred by Agents and/or Lenders in endeavoring to collect all or any part of Borrowers' Obligations from, or in prosecuting any action against, either Guarantor of all or any part of Borrowers' Obligations.




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         Each Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of (a) the validity or enforceability of Borrowers' Obligations or any part thereof, or of any Loan Documents, (b) the absence of any attempt to collect Borrowers' Obligations from either Borrower or any other guarantor or other action to enforce the same, (c) the waiver or consent by Agents or Lenders with respect to any provision of any Loan Document, (d) the failure by an Agent to take any steps to perfect and maintain its Lien on, or to preserve its rights to, any security or collateral for Borrowers' Obligations, (e) either Agent's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended (the "Bankruptcy Code") of the application of
Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a Lien by either Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of an Agent's or any Lender's claim(s) for repayment of Borrowers' Obligations, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of either Borrower or a Guarantor.

         Notwithstanding any provision of this Guaranty to the contrary, the liability of the Guarantors under this Guaranty shall not exceed the lesser of
(a) Three Million U.S. Dollars (U.S. $3,000,000) (the "Maximum Amount") and (b) the Highest Amount (as defined below), plus all costs and expenses (including, without limitation, attorney's fees and legal expenses) incurred by Agents and/or Lenders in the enforcement of this Guaranty. "Highest Amount" means the greatest amount by which the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters of Credit (with the amounts of the Revolving Loans to the Canadian Company and the Letters of Credit issued for the account of the Canadian Company expressed in U.S. Dollars at the Closing Date Exchange Rate) exceeds Twenty Million U.S. Dollars (US $20,000,000) at any time during the period commencing on the occurrence of any Event of Default and ending on the date of the enforcement of this Guaranty.

         Notwithstanding any provision of this Guaranty to the contrary, neither Agent nor any Lender shall take any action to enforce this Guaranty until sixty (60) days after the earlier to occur of (a) the date on which an Agent commences the exercise of any of its remedies under the Loan Documents and (b) the occurrence of an Event of Default under Section 8.01(f) or Section 8.01(g) of the Credit Agreement.

         This Guaranty shall terminate when Guarantors have provided Agents and Lenders with written notice that each of the following conditions have been satisfied and Agents and Lenders have each agreed in writing that each of the following conditions have been satisfied: (a) no Default or Event of Default is in existence, (b) the aggregate Revolving Commitments of the U.S. Lenders will be equal to or less than U.S. $10,000,000 after giving effect to such termination, (c) the aggregate Revolving Commitments of the Canadian Lenders (with the amounts of the Commitments of the Canadian Lenders expressed in U.S. Dollars at the Closing Date Exchange Rate) will be equal or less than U.S. $10,000,000 after giving effect to such termination, and (d) the Aggregate Revolving Commitment exceeds the aggregate principal amount of all outstanding Revolving Loans and the aggregate undrawn face amount of all Letters






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of Credit (with the amount of the Revolving Loans to the Canadian Company and
Letters of Credit issued for the account of the Canadian Company expressed in U.S. Dollars at the Closing Date Exchange Rate) by at least U.S. $2,000,000 at such time and has exceeded such amount by U.S. $2,000,000 at all times during the 30-day period prior to such termination. In addition, in the event MLGA and its Affiliates desire to sell all or a portion of the capital stock of the U.S. Company held by them and such sale, if consummated, would cause an Event of Default under Section 8.01(k)(i) of the Credit Agreement, this Guaranty shall terminate if (i) all of the Lenders agree to waive such Event of Default under Section 8.01(k)(i) of the Credit Agreement and consent to such sale and
(ii) such sale is consummated. Notwithstanding the foregoing, the termination of the Guaranty pursuant to this paragraph shall not relieve either Guarantor from the payment of amounts for which demand has been made by either Agent prior to the effective date of termination.

         No payment made by or for the account or benefit of either Guarantor (including without limitation, (a) a payment made by either Borrower in respect of Borrowers' Obligations, (b) a payment made by any Person under any other guaranty of Borrowers' Obligations or (c) a payment made by means of set-off or other application of funds by either Agent or any Lender) pursuant to this Guaranty shall entitle either Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of a Borrower, and neither Guarantor shall exercise any right or remedy against a Borrower or any property of a Borrower including, without limitation, any right of contribution or reimbursement by reason of any performance by either Guarantor under this Guaranty, until the Borrower's Obligations have been paid in full.

         Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of Insolvency Proceedings of either Borrower, protest or notice with respect to Borrowers' Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete and irrevocable payment and performance of the obligations and liabilities contained herein or as otherwise set forth herein. No notice to either Guarantor or any other party shall be required for either Agent, on behalf of itself and Lenders, to make demand hereunder. Such demand shall constitute a mature and liquidated claim against each Guarantor. Upon the occurrence and during the continuance of any Event of Default, either Agent may, at its sole election, proceed directly and at once, without notice, against either Guarantor to collect and recover the full amount or any portion of Borrowers' Obligations, without first proceeding against either Borrower, any other Person, or any security or collateral for Borrowers' Obligations. Each Agent shall have the exclusive right to determine the application of payments and credits, if any, from either Guarantor, either Borrower, any other Person, or any security or collateral for Borrowers' Obligations, on account of Borrowers' Obligations or of any other liability of either Guarantor to Agents and Lenders arising hereunder.

         Agents and Lenders are hereby authorized, without notice or demand to either Guarantor and without affecting or impairing the liability of either Guarantor hereunder, to, from time to time, (a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Borrowers' Obligations or otherwise modify, amend or change the terms of any Loan




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Document, (b) accept partial payments on Borrowers' Obligations, (c) take and hold collateral for the payment of Borrowers' Obligations, or for the payment of this Guaranty, or for the payment of any other guaranties of Borrowers' Obligations or other liabilities of either Borrower, and exchange, enforce, waive and release any such collateral, (d) apply such collateral and direct the order or manner of sale thereof as in their sole discretion they may determine, and (e) settle, release, compromise, collect or otherwise liquidate Borrowers' Obligations and any collateral therefor in any manner.

         Subject to the terms of the third and fourth paragraphs under the heading "GUARANTY" of this Guaranty, at any time after maturity of Borrowers' Obligations, Agents and Lenders may, in their sole discretion, without notice to either Guarantor and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of Borrowers' Obligations
(a) any indebtedness due or to become due from Agents or any of Lenders to Guarantor and (b) any moneys, credits or other property belonging to Guarantor at any time held by or coming into the possession of either Agent or any of Lenders or any Affiliates thereof, whether for deposit or otherwise.

         Each Guarantor hereby assumes responsibility for keeping itself or himself informed of the financial condition of each Borrower, and any and all endorsers and other guarantors of any Loan Document and of all other circumstances being upon the risk of nonpayment of Borrowers' Obligations or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that neither Agents nor Lenders shall have any duty to advise each Guarantor of information known to such Agents or Lenders regarding such condition or any such circumstances. Each Guarantor hereby acknowledges familiarity with each Borrower's financial condition and has not relied on any statements by Agents or Lenders in obtaining such information. In the event an Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to either Guarantor, neither Agent nor any Lender shall be under any obligation (a) to undertake any investigation with respect thereto, (b) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, either Agent or any Lender wishes to maintain confidential or (c) to make any other or future disclosures of such information, or any other information, to either Guarantor.

         Each Guarantor consents and agrees that neither Agents nor Lenders shall be under any obligation to marshal any assets in favor of either Guarantor or against or in payment of any or all of Borrowers' Obligations. Each Guarantor further agrees that, to the extent that either Borrower makes a payment or payments to any Agent or Lender, or any Agent or Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Borrower, its estate, trustee, receiver or any other party, including without limitation a Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, Borrowers' Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and




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this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or canceled.

         Each Guarantor also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to either Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, or any interest on any Loan Document is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of Borrowers' Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to either Agent to secure payment of Borrowers' Obligations.

         If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange used shall be that at which the U.S Agent, in accordance with normal banking procedures, could purchase the Original Currency with the Second Currency in the New York foreign exchange market on the Business Day preceding that on which final judgment is given. Such rate of exchange shall include any premium and costs of exchange payable in connection with such purchase. The obligation in the Original Currency shall, notwithstanding any judgment in the Second Currency, be discharged only to the extent that on the Business Day following receipt by the U.S. Agent of any sum adjudged to be so due in the Second Currency, the U.S. Agent may, in accordance with normal banking procedures, purchase the Original Currency with the Second Currency paid to the U.S. Agent in the New York foreign exchange market. If the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, each Guarantor jointly and severally agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents and Lenders against such loss.

                                 MISCELLANEOUS

         No delay on the part of either Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by either Agent of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon any Agent or Lender, except as expressly set forth in a writing duly signed and delivered on such Agent's behalf by an authorized officer or agent of such Agent. Any Agent's or Lender's failure at any time or times hereafter to require strict performance by either Borrower or either Guarantor of any of the provisions, warranties, terms and conditions contained in any Loan Document shall not waive, affect or diminish any right of any Agent or Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Agent or Lender, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of such Agent, and directed to such Borrower





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or such Guarantor, as applicable, specifying such waiver.  No waiver by any
Agent or Lender of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any Agent or Lender permitted hereunder shall in any way affect or impair any Agent's or Lender's rights or the obligations of either Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by a Borrower to any Agent or Lender shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

         This Guaranty shall be binding upon each Guarantor and upon the successors and permitted assigns of each Guarantor and shall inure to the benefit of each Agent's and Lender's respective successors and assigns; all references herein to a Borrower shall be deemed to include its successors and permitted assigns and all references herein to an Agent or a Lender shall be deemed to include its respective successors and assigns. Each Borrower's successors and permitted assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Borrower. All references to the singular shall be deemed to include the plural, and vice versa, where the context so requires.

         Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED, THAT EACH AGENT AND LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS TO WHICH EITHER GUARANTOR IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW. NOTWITHSTANDING THE FOREGOING, EACH AGENT AND LENDER SHALL HAVE





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THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER GUARANTOR OR ITS
PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         EACH GUARANTOR WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT AGAINST SUCH GUARANTOR UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH GUARANTOR IS A PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY AND ANY OTHER LOAN DOCUMENT TO WHICH SUCH GUARANTOR IS A PARTY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT TO WHICH SUCH GUARANTOR IS A PARTY.

         Morgan hereby certifies that it has all necessary corporate authority to grant and execute this Guaranty.

         This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Guaranty.

         Morgan shall deliver its audited financial statements for the year ending December 31, 1995 to U.S Agent on or before May 31, 1996 and Stuart shall deliver his financial statements for the year ending December 31, 1995, certified as true and accurate by Stuart, to U.S. Agent on or before May 31, 1996.





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         IN WITNESS WHEREOF, this Guaranty has been duly executed by each
Guarantor this 18th day of December 1995.

                                  MLGAL PARTNERS, LIMITED PARTNERSHIP


                                  By  ______________________________________
                                      Sangwoo Ahn
                                      Address:   2 Greenwich Plaza
                                                 Greenwich, Connecticut 06830


                                  By  _______________________________________
                                      Leonard A. Stuart
                                      Address:    c/o 808 N.E. 20th Avenue
                                                  Fort Lauderdale, Florida 33304


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